UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
September 19, 2023

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Broadway, Floor 12 New York, NY		10271 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, the Board of Directors (the “Board”) of BARK, Inc. (the “Company”) appointed Mr. Larry Bodner as a new Class C member of the Board, effective immediately, for a term expiring at the Company's 2024 annual meeting of stockholders and until his successor is duly elected and qualified.

In connection with the appointment of Mr. Bodner, the size of the Board was increased from seven to eight members.

As a non-employee director, Mr. Bodner is entitled to receive compensation arrangements in accordance with the Company’s Director Compensation Program, which currently includes an annual cash retainer of $40,000, paid in substantially equal quarterly installments, and an initial award of $300,000 in Restricted Stock Units (“RSUs”), which will vest on the one-year anniversary of the grant date (subject to the director's continued service through the vesting date), and additional annual awards of RSUs, in an amount to be determined by the Board, upon continuing service as of the respective dates of the Company's future annual meetings of stockholders, each of which will vest on the one-year anniversary of such grant, provided that the annual awards will become fully vested as of the day immediately preceding the relevant annual meeting date, if sooner, subject in each case to the director's continued service through the vesting date.

In addition, the Board appointed Mr. Bodner to its Audit Committee, having determined that Mr. Bodner satisfies all applicable requirements to serve on such committee, including without limitation the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. Mr. Bodner shall receive an additional annual cash retainer of $10,000, paid in substantially equal quarterly installments, for service on such committee.

The Company will enter into its customary form of Indemnity Agreement with Mr. Bodner.

There is no arrangement or understanding between Mr. Bodner and any other persons pursuant to which Mr. Bodner was appointed as a director. Furthermore, there are no transactions between Mr. Bodner and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company's press release announcing Mr. Bodner's appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: General Counsel and Secretary
Date: September 20, 2023